EXHIBIT 99.g


                    CONSOLIDATED PAPERS, INC. AND SUBSIDIARIES
                      UNAUDITED PRO FORMA STATEMENT OF INCOME
                           YEAR ENDED DECEMBER 31, 1994


                                                                   Consolidated
                                                                   Papers, Inc.
                                           Acquired                and Acquired
                           Consolidated  Businesses    Pro Forma     Businesses
                           Papers, Inc.  Combined(1) Adjustments     Combined

  (Dollars in thousands, except per share data)

  Net sales                  $1,027,551   $356,294   $(11,203)(2)   $1,372,642
  Cost of goods sold            827,448    332,647    (12,673)(3)    1,147,422
    Gross profit                200,103     23,647      1,470          225,220
  Selling, general and
    administrative expenses      63,479     17,880      7,171 (4)       88,530
    Income from operations      136,624      5,767     (5,701)         136,690

  OTHER INCOME (EXPENSE)
  Interest expense               (5,244)   (10,386)   (15,598)(5)      (31,228)
  Interest income                   142        757          0              899
  Miscellaneous, net             11,083      1,701          0           12,784
    Total                         5,981     (7,928)   (15,598)         (17,545)
  Income before provision
    for income taxes            142,605     (2,161)   (21,299)         119,145

  Provision for income taxes     55,871     (1,705)    (7,491)(6)       46,675
  Net income                 $   86,734   $   (456)  $(13,808)      $   72,470
  Net income per share       $     1.97                             $     1.64

  Average number of common
    shares outstanding       44,106,953                             44,106,953

  The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.


                    CONSOLIDATED PAPERS, INC. AND SUBSIDIARIES
                       NOTES TO UNAUDITED PRO FORMA COMBINED
        STATEMENTS OF INCOME FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994


  (1) Reflects results for the twelve months ended December 31, 1994 for Lake Superior Paper Industries, Niagara of Wisconsin Paper Corporation, Superior Recycled Fiber Industries and other smaller subsidiaries acquired. Certain income statement accounts of the Acquired Businesses have been reclassified to conform with Consolidated Papers, Inc.'s presentation. The accompanying unaudited proforma information reflects the allocation of the purchase price in the above-referenced transaction. Management is continuing to accumulate additional information to determine the fair value of tangible and intangible assets acquired. As a result, the pro forma adjustments are subject to change.

  (2) To eliminate intercompany sales between the Acquired Business and Consolidated Papers, Inc.

  (3) To eliminate intercompany sales and to adjust depreciation expense for the adjustment to fair market value of plant and equipment.

  (4) To record amortization, up to fifteen years, of goodwill and other intangible assets resulting from the purchase of the Acquired Businesses.

  (5) To record interest expense on debt incurred in the acquisitions at an assumed interest rate of 6.5%, which represents long-term financing cost at the time of the acquisitions.

  (6) To adjust provision for income taxes for the effect of the pro forma adjustments, and to record an income tax provision (benefit) for the entities of the Acquired Businesses that were partnerships and did not provide income taxes at the entity level.


                    CONSOLIDATED PAPERS, INC. AND SUBSIDIARIES
                      UNAUDITED PRO FORMA STATEMENT OF INCOME
                          SIX MONTHS ENDED JUNE 30, 1995


                                                                   Consolidated
                                                                   Papers, Inc.
                                           Acquired                and Acquired
                           Consolidated  Businesses    Pro Forma     Businesses
                           Papers, Inc.  Combined(1) Adjustments     Combined

  (Dollars in thousands, except per share data)

  Net sales                   $645,550    $250,415   $ (8,817)(2)   $887,148
  Cost of goods sold           467,302     198,950     (9,602)(3)    656,650
    Gross profit               178,248      51,465        785        230,498
  Selling, general and
    administrative expenses     32,711      12,844      3,586(4)      49,141
  Income from operations       145,537      38,621     (2,801)       181,357

  OTHER INCOME (EXPENSE)
  Interest expense              (2,515)     (6,282)    (7,799)(5)    (16,596)
  Interest income                  379         574          0            953
  Miscellaneous, net             3,266        (538)         0          2,728
    Total                        1,130      (6,246)    (7,799)       (12,915)
  Income before provision
    for income taxes           146,667      32,375    (10,600)       168,442
  Provision for income taxes    57,500       2,540      6,055(6)      66,095
  Net income                  $ 89,167    $ 29,835   $(16,655)      $102,347
  Net income per share        $   2.01                              $   2.31

  Average number of common
    shares outstanding      44,282,774                            44,282,774

  The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.


                    CONSOLIDATED PAPERS, INC. AND SUBSIDIARIES
                       NOTES TO UNAUDITED PRO FORMA COMBINED
            STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1995

  (1) Reflects results for the six months ended June 30, 1995 for Lake Superior Paper Industries, Niagara of Wisconsin Paper Corporation, Superior Recycled Fiber Industries and other smaller subsidiaries acquired. Certain income statement accounts of the Acquired Businesses have been reclassified to conform with Consolidated Papers, Inc.'s presentation. The accompanying unaudited proforma information reflects the allocation of the purchase price in the above-referenced transaction. Management is continuing to accumulate additional information to determine the fair value of tangible and intangible assets acquired. As a result, the pro forma adjustments are subject to change.

  (2) To eliminate intercompany sales between the Acquired Businesses and Consolidated Papers, Inc.

  (3) To eliminate intercompany sales and to adjust depreciation expense for the adjustment to fair market value of plant and equipment.

  (4) To record amortization, up to fifteen years, of goodwill and other intangible assets resulting from the purchase of the Acquired Businesses.

  (5) To record interest expense on debt incurred in the acquisitions at an assumed interest rate of 6.5%, which represents long-term financing cost at the time of the acquisitions.

  (6) To adjust provision for income taxes for the effect of the pro forma adjustments, and to record an income tax provision (benefit) for the entities of the Acquired Businesses that were partnerships and did not provide income taxes at the entity level.


                             CONSOLIDATED PAPERS, INC.
                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                   JUNE 30, 1995
                                  (In thousands)


                                                                     Pro Forma
                                                                   Consolidated
                                                                   Papers, Inc.
                                           Acquired                and Acquired
                           Consolidated  Businesses    Pro Forma     Businesses
                           Papers, Inc.  Combined(1) Adjustments     Combined

  CURRENT ASSETS
  Cash and cash equivalents  $    3,324  $ 14,007   $       0     $   17,331
  Receivables, net              106,092    58,809      (3,468)(2)    161,433
  Inventories
    Finished stock               33,266     1,422         342 (3)     35,030
    Unfinished stock              5,570       214         304 (3)      6,088
    Raw materials and
      supplies                   71,700    23,984          24 (3)     95,708
  Total inventories             110,536    25,620         670        136,826
  Prepaid expenses               16,515    18,645      (7,496)(4)     27,664
    Total current assets        236,467   117,081     (10,294)       343,254
  Investments and other
    assets                      341,771    79,238    (348,122)(5)     72,887

  PLANT AND EQUIPMENT
  Buildings, machinery
    and equipment             1,935,407   328,900    (159,950)(6)  2,104,357
  Less accumulated
    depreciation                793,762   129,735    (129,735)(6)    793,762
                              1,141,645   199,165     (30,215)     1,310,595
  Land and timberlands           29,952    16,355     (13,831)(6)     32,476
  Capital additions in
    process                      90,885     6,130           0         97,015
  Total plant and equipment   1,262,482   221,650     (44,046)     1,440,086
  Goodwill                            0         0      54,072 (7)     54,072
                             $1,840,720  $417,969   $(348,390)    $1,910,299

  CURRENT LIABILITIES
  Current maturities of
    long-term debt           $   50,000  $ 10,000   $ (10,000)(8) $   50,000
  Accounts payable               61,255    33,937      (3,468)(2)     91,724
  Other                          63,379    21,206      (6,119)(9)     78,466
    Total current
      liabilities               174,634    65,143     (19,587)       220,190
  Long-term debt                300,000    41,864     (41,864)(8)    300,000
  Deferred income taxes         203,382         0      (5,346)(10)   198,036
  Postretirement benefits       111,452    13,750       2,384 (11)   127,586
  Other noncurrent
    liabilities                   7,996    34,216     (20,921)(12)    21,291

  SHAREHOLDER'S INVESTMENT
  Preferred stock,
    authorized                        -         -           -              -
  Common stock issued and
    outstanding                  44,399         0           0         44,399
  Capital in excess of
    par value                    63,728   187,312   (187,312)(13)     63,728
  Cumulative translation
    adjustment                   (2,084)        0           0         (2,084)
  Reinvested earnings           937,213    75,684     (75,744)(13)   937,153
    Total shareholder's
      investment              1,043,256   262,996    (263,056)     1,043,196
                             $1,840,720  $417,969   $(348,390)    $1,910,299

  The accompanying notes to the unaudited pro forma combined balance sheet are an integral part of this statement.


                             CONSOLIDATED PAPERS, INC.
                           NOTES TO UNAUDITED PRO FORMA
                    COMBINED BALANCE SHEET AS OF JUNE 30, 1995


  (1) Reflects balances at June 30, 1995 for Lake Superior Paper Industries, Niagara of Wisconsin Paper Corporation, Superior Recycled Fiber Industries and other smaller subsidiaries acquired. Certain balance sheet accounts of the Acquired Businesses have been reclassified to conform with Consolidated Papers, Inc.'s presentation. The accompanying unaudited proforma information reflects the allocation of the purchase price in the above-referenced transaction. Management is continuing to accumulate additional information to determine the fair value of tangible and intangible assets acquired. As a result, the pro forma disclosures are subject to change.

  (2) To eliminate intercompany receivables and payables between Consolidated Papers and the Acquired Businesses.

  (3) To adjust Acquired Businesses' inventories to estimated fair market value.

  (4)  To adjust leases to estimated fair market value.

  (5) To eliminate Consolidated Papers, Inc.'s investment in Acquired Businesses as of June 30, 1995 and to revalue other long-term assets.

  (6) To restate Acquired Businesses' plant and equipment to estimated fair market value and to eliminate prior accumulated depreciation.

  (7)  To reflect goodwill.

  (8) To eliminate Acquired Business debt which is already reflected on the Consolidated Papers, Inc. June 30, 1995 balance sheet.

  (9)  To reflect liabilities incurred to purchase the Acquired Businesses.

  (10) To record deferred income taxes on the differences between the book and tax basis of assets and liabilities acquired.

  (11) To revalue postretirement liabilities of Acquired Businesses at June 30, 1995.

  (12) To revalue long-term liabilities and to record estimated costs for environmental liabilities.

  (13) To eliminate Acquired Businesses' equity.